Exhibit 99.1

BMHC ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

SAN FRANCISCO (May 12, 2008) - Building Materials Holding Corporation (NYSE: BLG), a leading provider of construction services and building materials to professional residential builders and contractors, today reported sales for the first quarter of 2008 decreased 37% to $355 million from $559 million in the same quarter a year ago.

Net loss for the first quarter of 2008 increased to $33.9 million or $1.17 per share from a net loss of $5.0 million or $0.17 per share in the same quarter a year ago.

Commenting on first quarter results, Robert E. Mellor, Chairman and Chief Executive Officer, stated, “Challenging industry conditions continued across U.S. homebuilding markets during the first quarter. While the very difficult market conditions continued to impact our operating results, once again the distribution side of our business gained market share with sales declining less than single-family permits in its regions while sustaining gross margins. Our focus remains intently on managing costs, strengthening our balance sheet and structuring for profitability.

“As explained in more detail in our separate announcement issued today, we are making significant progress on our initiatives to realign our business to the current operating environment. We are aggressively moving forward with plans to streamline our operations. Our employee count was reduced a further 20% during the quarter. We are flattening our management structure, simplifying our operational organization and moving ahead with the centralization of key administrative support functions. We will continue to take the necessary actions to realign our business to withstand the prolonged challenging industry dynamics and position the Company for the future.”

Segment Financial Performance
	(thousands)
	Three Months Ended March 31				Three Months Ended March 31
	2008				2007
	BMC West	SelectBuild	Corporate	Total	BMC West	SelectBuild	Corporate	Total
Sales	$210,582	$144,164	—	$354,746	$278,871	$280,512	—	$559,383

(Loss) income from continuing operations	$1,783	$(17,322)	$(5,205)	$(20,744)	$10,697	$2,772	$(13,057)	$412

BMC West Operating Results

	(thousands)
	Three Months Ended March 31%			Year Ended December 31
	2008	2007	Change	2007
Sales	$210,582	$278,871	(24)%	$1,177,711

Income from operations	$1,783	$10,697	(83)%	$64,653

For the quarter, BMC West sales decreased 24% to $211 million from $279 million in the same quarter of 2007. Consistent with national trends in new home construction, sales were down in all of our regions. Although sales were 24% lower, the reduction was less than a 41% decline in single-family permits in our markets and were particularly strong in Texas.

For the quarter, income from operations decreased 83% to $1.8 million from $10.7 million in the same quarter of 2007. Income from operations declined due to lower sales volume despite consistent gross margins as a percent of sales and lower selling, general and administrative expenses.

SelectBuild Operating Results

	(thousands)
	Three Months Ended March 31%			Year Ended December 31
	2008	2007	Change	2007
Sales	$144,164	$280,512	(49)%	$1,095,863

(Loss) income from continuing operations	$(17,322)	$2,772	n/m	$(334,272)

For the quarter, SelectBuild sales decreased 49% to $144 million from $281 million in the same quarter of 2007. A sharp curtailment in demand for new home construction was pervasive across all of our markets as single-family permits declined 55%. In particular, production builders substantially reduced new home construction in larger metropolitan markets such as those in our Southwest and Pacific regions.

For the quarter, loss from continuing operations was $17.3 million compared to income from operations of $2.8 million in the same quarter of 2007. Lower sales volume and competitive pressure on gross margins led to a loss from continuing operations. Reductions in selling, general and administrative expenses partially offset the loss from continuing operations.

Corporate

	(thousands)
	Three Months Ended March 31%			Year Ended December 31
	2008	2007	Change	2007
Corporate general and administrative	$5,205	$13,057	(60)%	$51,697

Corporate represents expenses to support the operations of our business segments, BMC West and SelectBuild. These expenses were $7.9 million less than the same quarter a year ago due to reductions in employees and related expenses as well as incentive compensation.

Interest Expense
For the three months, interest expense was 42% or $3.4 million more than the same period a year ago. The increase was principally due to the recognition of unamortized deferred loan costs in connection with the amendment of our credit facility in February 2008. Under the terms of the amended credit facility, interest rates for the revolver and term note increased to LIBOR plus 4.50% or Prime plus 2.50%. Rates also increased for the unused portion of the revolver and letters of credit. We also incurred approximately $5 million of fees in connection with the amendment and these costs will be amortized over the remaining term of our credit facility.

Income Taxes
Income tax expense for continuing operations was $1.7 million compared to an income tax benefit of $2.9 million in the same period a year ago. The significant change in our effective tax rate for continuing operations was the result of uncertainty as to the realizability of deferred tax assets.

Conference Call and Webcast
Management will host a conference call and audio webcast May 12, 2008 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). The conference call may be accessed by dialing 866-713-8395 (Domestic), or 617-597-5309 (International), pass code 61613071. A replay will be available through Monday, May 19, 2008 by dialing 888-286-8010 (Domestic) or 617-801-6888 (International). The required pass code for the replay is 29692637. The live conference call and replay can also be accessed via audio webcast at BMHC’s website at www.bmhc.com. An archive of the webcast will be available for 90 days following the conclusion of the teleconference.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors in the western and southern states; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets across the country. To learn more about BMHC, visit our website at www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q. These risks and uncertainties may include, however are not limited to:

•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	compliance with credit facility covenants in an uncertain housing market;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:

•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in the Annual Report to Shareholders including those related to expectations about homebuilding activity in our markets, demographic trends supporting homebuilding and anticipated sales and operating income are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements. These factors include, however are not limited to, the risks and uncertainties cited in the above paragraph. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of the filing of this news release. We undertake no obligation to update forward-looking statements.

For More Information Investor Contacts:
•	Bill Smartt, Senior Vice President and Chief Financial Officer, BMHC
•	Mark Kailer, Vice President, Treasurer and Investor Relations Officer, BMHC +1.415.627.9100

•	Lisa Laukkanen, The Blueshirt Group for BMHC +1.415.217.4967 lisa@blueshirtgroup.com

(Tables Follow)

Building Materials Holding Corporation
Consolidated Statements of Operations
(thousands, except per share data)
(unaudited)

	Three Months Ended March 31		Year Ended December 31
	2008	2007	2007
Sales
Building products	$180,050	$242,334	$1,001,284
Construction services	174,696	317,049	1,272,290
Total sales	354,746	559,383	2,273,574

Costs and operating expenses
Cost of goods sold
Building products	130,739	175,569	725,847
Construction services	161,849	273,720	1,106,739
Impairment of assets	—	—	337,074
Selling, general and administrative
expenses	87,321	111,517	435,200
Other income, net	(4,419)	(1,835)	(9,970)
Total costs and operating expenses	375,490	558,971	2,594,890

(Loss) income from operations	(20,744)	412	(321,316)

Interest expense	11,638	8,218	33,800
Loss from continuing operations before income taxes and minority interests	(32,382)	(7,806)	(355,116)

Income tax (expense) benefit	(1,667)	2,873	30,129
Minority interests loss (income)	39	(376)	(853)
Loss from continuing operations	(34,010)	(5,309)	(325,840)

(Loss) income from discontinued
operations prior to sale	(1,125)	549	2,548
Gain on sale of discontinued operations	—	—	20,029
Income tax benefit (expense)	1,274	(206)	(9,450)
Income from discontinued operations	149	343	13,127

Net loss	$(33,861)	$(4,966)	$(312,713)

Net (loss) income per share:
Continuing operations	$(1.17)	$(0.18)	$(11.31)
Discontinued operations	—	0.01	0.45
Basic	$(1.17)	$(0.17)	$(10.86)

Continuing operations	$(1.17)	$(0.18)	$(11.31)
Discontinued operations	—	0.01	0.45
Diluted	$(1.17)	$(0.17)	$(10.86)

Building Materials Holding Corporation
Consolidated Balance Sheets
(thousands, except per share data)
(unaudited)

	March 31	December 31		March 31	December 31
	2008	2007		2008	2007
Assets			Liabilities, Minority Interests and Shareholders’ Equity
Cash and cash equivalents	$41,105	$60,587
Marketable securities	2,678	1,872	Accounts payable	$70,727	$76,764
Receivables, net of allowances			Accrued compensation	28,660	31,843
of $7,717 and $5,545	193,385	208,244	Insurance deductible reserves	26,410	28,217
Inventory	109,156	116,653	Other accrued liabilities	32,541	29,432
Unbilled receivables	31,632	39,863	Billings in excess of costs and estimated
Deferred income taxes	1,889	11,470	earnings	25,170	23,531
Prepaid expenses and other	26,172	18,850	Current portion of long-term debt	4,729	4,923
Assets of discontinued operations	925	1,375	Liabilities of discontinued operations	1,021	1,024
Current assets	406,942	458,914	Current liabilities	189,258	195,734

Property and equipment			Insurance deductible reserves	26,175	27,898
Land	62,695	62,737	Long-term debt	340,630	344,376
Buildings and improvements	141,392	138,602	Other long-term liabilities	47,375	44,503
Equipment	189,242	191,968
Construction in progress	17,584	16,215	Minority interests	145	8,591
Accumulated depreciation	(163,416)	(159,771)
Marketable securities	43,616	40,039	Commitments and contingent liabilities	—	—
Deferred income taxes	3,450	11,269
Deferred loan costs	6,546	4,358	Shareholders’ equity
Other long-term assets	28,838	30,981	Common shares, $0.001 par value:
Other intangibles, net	62,126	64,948	authorized 50 million shares; issued and
Goodwill	14,196	14,196	outstanding 29.4 and 29.2 million shares	29	29
Assets of discontinued operations	—	388	Additional paid-in capital	165,013	164,043
	$813,211	$874,844	Deferred compensation common shares
			obligation	1,221	1,427
			Deferred compensation common shares	(1,221)	(1,427)
			Retained earnings	60,621	94,482
			Accumulated other comprehensive loss, net	(16,035)	(4,812)
			Shareholders’ equity	209,628	253,742
				$813,211	$874,844

Building Materials Holding Corporation
Consolidated Statements of Cash Flows
(thousands)
(unaudited)

	Three Months Ended March 31		Year Ended December 31
	2008	2007	2007
Operating Activities
Net loss	$(33,861)	$(4,966)	$(312,713)
Items in net loss not using (providing) cash:
Minority interests (loss) income, net	(39)	376	853
Depreciation and amortization	10,522	12,747	48,781
Deferred loan cost amortization	2,739	281	1,123
Impairment of assets	—	—	337,074
Share-based compensation	1,846	2,113	8,944
Gain on sale of discontinued operations	—	—	(20,029)
Gain on sale of assets, net	(3,435)	(363)	(8,789)
Realized gain on marketable securities	(186)	(11)	(408)
Deferred income taxes	13,896	2,443	(19,452)
Accrued loss for acquisition purchase obligation	—	—	5,500
Changes in assets and liabilities, net of effects of acquisitions and divestitures of business units:
Receivables, net	15,435	(8,749)	68,385
Inventory	7,670	5	24,599
Unbilled receivables	8,271	(13,804)	3,610
Prepaid expenses and other current assets	(7,276)	(7,386)	(7,758)
Accounts payable	4,909	15,831	(22,621)
Accrued compensation	(3,306)	(13,494)	(16,536)
Insurance deductible reserves	(1,756)	1,800	3,557
Other accrued liabilities	(2,540)	(14,675)	(13,033)
Billings in excess of costs and estimated earnings	1,434	(401)	(3,843)
Other long-term assets and liabilities	(2,610)	(10,057)	(12,560)
Other, net	(3,504)	256	2,595
Cash flows provided (used) by operating activities	8,209	(38,054)	67,279

Investing Activities
Purchases of property and equipment	(7,176)	(8,651)	(32,995)
Acquisitions and investments in businesses, net of cash acquired	(2,450)	(61,596)	(80,961)
Proceeds from dispositions of property and equipment	5,187	1,187	16,905
Proceeds from sale of discontinued operations	—	—	27,176
Purchase of marketable securities	(13,854)	(8,739)	(35,239)
Proceeds from sales of marketable securities	10,339	9,150	52,650
Other, net	(2,797)	(463)	(628)
Cash flows used by investing activities	(10,751)	(69,112)	(53,092)

Financing Activities
Net payments under revolver	—	79,200	—
Principal payments on term notes	(3,522)	(875)	(3,500)
Net payments on other notes	(418)	(3,548)	(4,505)
Decrease in book overdrafts	(4,413)	(10,359)	(7,609)
Proceeds from share options exercised	9	35	203
(Taxes) tax benefit for share-based compensation	(731)	28	259
Dividends paid	(2,938)	(2,915)	(11,709)
Deferred financing costs	(4,927)	—	—
Distributions to minority interests	—	(1,003)	(1,223)
Other, net	—	232	212
Cash flows (used) provided by financing activities	(16,940)	60,795	(27,872)

Decrease in Cash and Cash Equivalents	(19,482)	(46,371)	(13,685)

Cash and cash equivalents, beginning of period	60,587	74,272	74,272
Cash and cash equivalents, end of period	$41,105	$27,901	$60,587

Supplemental Disclosure of Cash Flow Information
Accrued but unpaid dividends	$—	$2,918	$2,938
Cash paid for interest	$8,876	$7,819	$32,827
Cash paid for income taxes	$78	$1,820	$7,233